Exhibit 10.32

SECOND AMENDMENT
OF
NORTHWEST AIRLINES
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2001 Restatement)

The “NORTHWEST AIRLINES SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (2001 Restatement)” adopted by NORTHWEST AIRLINES, INC., a Minnesota corporation (the “Principal Sponsor”), on October 25, 2001, but effective as of January 1, 2001, and amended by a First Amendment adopted September 29, 2005 but effective as of January 1, 2005 (hereinafter collectively referred to as the “2001 SERP Restatement”), is hereby amended in the following respects:

1.                                                  AMENDMENT EFFECTIVE DATE.  Each item in this Amendment applies to Part B of the 2001 SERP Restatement and is effective as of August 31, 2005.

2.                                                  RENUMBERING.  The following Sections (and cross references to them) are renumbered as follows:   Section 4.1.1 is renumbered as Section 4.1, Section 4.1.2 is renumbered as Section 4.3, Section 4.2 is renumbered as Section 4.4, and Section 4.3 is renumbered as Section 4.5.

3.                                                  PAST SERVICE ACCRUALS.  The portion of Section 4.1 that precedes Section 4.1(a) is amended in full to read as follows:

4.1.                                          Past Service Entitlements.  Upon Termination of Employment of a Participant who has any Vested and nonforfeitable entitlement to an Accrued Benefit under the Pension Plan, this SERP shall pay to a Participant the excess, if any, of the greater of the amount determined pursuant to (a) or (b) below subject to the special rules in (c) below attributable to services rendered before August 31, 2005 (the “past service” benefit).  Participants who were not employed prior to January 1, 2001, do not have any benefit under the SERP FAE formula calculation in (a) below.  Participants who were not employed prior to August 31, 2005, do not have any benefit under this Section 4.1.

4.                                                  SERP FAE ACCRUALS FROZEN.  Section 4.1(a)(1) is amended by adding thereto the following:

(vii) No actual or deemed Earnings or Benefit Service attributable to periods after August 31, 2005, shall be taken into account in the calculation. Accordingly, the As If FAE Benefit determined pursuant to this Section 4.1(a)(1) as of August 31, 2005, and expressed as a Single Life Benefit commencing after Normal Retirement Date, shall not thereafter change.

5.                                                  SERP CB PAY CREDITS DISCONTINUED.  Section 4.1(b)(1) is amended by adding thereto the following:

(v) There shall be no pay credits attributable to periods after August 31, 2005.  Interest credits shall continue after August 31, 2005. The As If CB Benefit determined pursuant to this Section 4.1(b)(1), and expressed as a single lump sum as of August 31, 2005, shall not change except for the addition of interest credits thereafter.

6.                                                  FUTURE ACCRUALS.  Section 4 is amended by adding thereto a new Section 4.2 to read as follows:

4.2.                                          Future Service Entitlements.   Upon Termination of Employment of a Participant who has a Vested Accrued Benefit under the Pension Plan or who has a Vested Employer contribution under the Northwest Airlines Retirement Savings Plan for Salaried Employees (the”RSP”), this SERP shall pay to the Participant the amount of any Future Service Benefit determined under this Section 4.2 (in addition to the benefit, if any, payable under Section 4.1).

4.2.1                                                            Future Service Benefit.  With respect to periods after August 31, 2005, the benefit payable pursuant to this Section 4.2 shall be determined as follows.

4.2.2.                                                         Future Service SERP Account Established.  A Future Service SERP Account shall be established and maintained for the benefit of each individual who is a Participant  in the Plan after August 31, 2005.

4.2.3.                                                         Pay Credits.  Each calendar month (beginning September 2005), each eligible Participant’s Future Service SERP Account shall receive a monthly pay credit.  The amount of each monthly pay credit shall be equal to the Participant’s Earnings for that calendar month multiplied by the Participant’s applicable pay credit percentage. The amount of the Participant’s monthly pay credit shall be determined as follows.

(a)                                                                      Ancillary Agreements Contemplating an Offset.  If the Participant’s Ancillary Agreement contemplates that the determination of the pay credit is to be made after reduction for actual or hypothetical contributions to the Pension Plan or the Excess Plan, the following rules shall apply to the determination of the pay credit to the Future Service SERP Account.

(i)                                     For the period September 1, 2005, through July 31, 2006.  For each month from September 1, 2005, through July 31, 2006, the pay credit shall be determined pursuant to the Participant’s Ancillary Agreement less the Employer contribution that would have been made in the RSP calculated using actual and deemed Benefit Service.  For example, if the Ancillary Agreement specifies a SERP pay credit of 45% of Earnings and the RSP Employer contribution would have been 15%, the pay credit in the SERP shall be 30% of Earnings.

(ii)                                  For periods after July 31, 2006.  For the period on and after August 1, 2006, the pay credit shall be determined as provided in the prior paragraph but shall be computed by reference to the reduced RSP Employer contribution percentages effective August 1, 2006.

(b)                                                                     Ancillary Agreements Not Contemplating an Offset.  If the Participant’s Ancillary Agreement contemplates that the determination of the pay credit is to be made without reduction for actual or hypothetical contributions to the Pension Plan or the Excess Plan, the amount of each monthly pay credit shall be equal to the Participant’s Earnings for that calendar month multiplied by the Participant’s applicable credit percentage specified in the Participant’s Ancillary Agreement.

(c)                                                                      Deemed Amendment.  Participants’ Ancillary Agreements are deemed amended to reflect the pay crediting rules and percentages as provided in (a) and (b) above.

(d)                                                                     Future RSP Amendments.  To the extent that there is a reduction in a Participant’s Employer contribution percentages in the RSP subsequent to August 1, 2006, the Participant’s Ancillary Agreement will automatically be deemed amended, without any further action required by the Board of Directors of the Principal Sponsor or the Participant, to reflect the impact of the reduced contribution percentages.

(e)                                                                      Timing.  The monthly pay credits shall be added to the Participant’s Future Service SERP Account at such times during the calendar month as Earnings are paid.

4.2.4.                                                         Interest Credits.  As of the last day of the calendar month (beginning September 2005), each eligible Participant’s Future Service SERP Account shall receive a monthly interest credit. The amount of each monthly interest credit shall be equal to the interest crediting rate for the current calendar year multiplied by the then current balance of the Future Service SERP Account determined as of the first day of the calendar month.  For this purpose, the interest crediting rate shall be the rate determined for that month under the interest crediting rules of the Pension Plan.

7.                                                  CONDITION TO EFFECTIVENESS.  This Amendment shall not be effective as to any Participant until all persons who are Participants as of the date it is adopted by the Board of Directors, have consented and agreed in writing to this Amendment.

8.                                                  SAVINGS CLAUSE.  Save and except as hereinabove expressly amended, the 2001 SERP Restatement will continue in full force and effect.